Exhibit 10.1

17 EDUCATION & TECHNOLOGY GROUP INC.

FIFTH AMENDED AND RESTATED 2015 SHARE OPTION PLAN

1.	DEFINITIONS

(a)	In this Plan, except where the context otherwise requires, the following words and expressions have the following meanings:

“Adoption Date”	means March 9, 2015, the date on which the Plan becomes effective pursuant to the shareholders’ resolutions passed on a shareholders meeting of the Company held on February 18, 2015;

“Auditors”	means the auditors for the time being of the Company;

“Award Date”	means the date on which the Award Letter is duly signed by both the Company and the Grantee;

“Board”	means the board of directors of the Company for the time being or a duly authorized committee thereof;

“Code”	means, the United States Internal Revenue Code of 1986, as amended;

“Commencement Date”	means, in respect of an Option, the date upon which such Option is deemed to be granted and accepted in accordance with Section 3(c);

“Company”	means 17 Education & Technology Group Inc., a company incorporated under the laws of the Cayman Islands;

“Covered Transaction”	means any of the following transactions: (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of shares of the Company, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding shares by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all of the Company’s assets determined on a consolidated basis, (iii) a dissolution or liquidation of the Company, or (iv) a Change of Control. Notwithstanding the foregoing, with respect to any Option that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Covered Transaction under the Plan for purposes of payment of such Option unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.

“Change of Control”	means a transaction or series of related transactions as a result of which any person, entity or group acting in concert, becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the voting securities of the Company (or any entity which controls the Company).

“Eligible Employee”	means any full-time employee of the Company or any Subsidiary (including directors of the Company or any Subsidiary) or any other persons who devote substantially all of their time and efforts to the business, management and operation of the Company and/or any Subsidiary, as determined by the Board;

“Exercise Price”	means the price per Share at which a Grantee may subscribe for Shares on the exercise of an Option;

“Expiration Date”	means, in respect of an Option, the date of expiration of the Option as may be determined by the Board which shall not be later than the tenth (10th) anniversary of the Award Date in respect of such Option;

“Founder”	LIU Chang ( 刘 畅 ), a PRC citizen whose PRC ID number is [***];

“Grantee”	means any Eligible Employee who accepts the offer of the grant of an Option in accordance with the terms of the Plan or (where the context so permits) a person or persons who, in accordance with the laws of succession applicable in respect of the death of a Grantee, is or are entitled to exercise the Option granted to such Grantee (to the extent not already exercised) in consequence of the death of such Grantee;

“Option”	means an option to subscribe for Shares granted pursuant to the Plan;

“Option Period”	means in respect of an Option, the period commencing on the Commencement Date and expiring on the Expiration Date for such Option;

“Plan”	means this Fifth Amended and Restated Share Option Plan, the rules of which are set out in this document, in its present or any amended form;

“SAFE Circular 37”	Circular of the State Administration of Foreign Exchange on Relevant Issues concerning Foreign Exchange Administration of Financing, Outbound Investments and Inbound Investments by PRC Residents(关于境内居民通过境外特殊目的公司境外 投融资及返程投资外汇管理有关问题的通知), issued on July 4, 2014, and its successor regulations, implementing rules and guidelines.

“Shares”	means ordinary shares in the capital of the Company, par value US$0.0001 or such other nominal amount as shall result from a sub-division, reduction, consolidation, reclassification or reconstruction of the share capital of the Company, having the rights, preferences, privileges and restrictions set out in the Company’s memorandum and articles of association for the time being in force; provided that, unless otherwise determined by the Company, the Shares subject to any Option constitutes “service recipient stock” for purposes of Section 409A of the Code or otherwise does not subject the Award to Section 409A of the Code;

“Shareholders Agreement”	means the shareholders agreement with respect to the Company entered into by and among the Company, its shareholders, and certain other parties as of March 9, 2015, as amended from time to time;

“Subsidiary”	means a subsidiary for the time being of the Company, including, for the avoidance of doubt, any variable interest entity whose financial statements are consolidated with those of the Company;

“Type I Vesting Schedule”	means a Vesting Schedule according to which, 25% of the total number of the Shares comprised in the Option shall vest twelve (12) months after the Commencement Date, and the remaining 75% of the total number of the Shares comprised in the Option shall vest equally on monthly basis over the following thirty-six (36) months;

“Type II Vesting Schedule”	means a Vesting Schedule according to which, 40% of the total number of the Shares comprised in the Option shall vest twenty-four (24) months after the Commencement Date, and the remaining 60% of the total number of the Shares comprised in the Option shall vest equally on monthly basis over the following thirty-six (36) months;

“Type III Vesting Schedule”	means a Vesting Schedule according to which, 25% of the total number of the Shares comprised in the Option shall vest on each of the first anniversary of the Commencement Date, the second anniversary of the Commencement Date, the third anniversary of the Commencement Date and the fourth anniversary of the Commencement Date;

“Type IV Vesting Schedule”	means a Vesting Schedule according to which, (1) 50% of the total number of the Shares comprised in the Option shall vest on each of the Commencement Date and the first anniversary of the Commencement Date, (2) one third of the total number of the Shares comprised in the Option shall vest on each of the Commencement Date, the first anniversary of the Commencement Date and the second anniversary of the Commencement Date, or (3) 25% of the total number of the Shares comprised in the Option shall vest on each of the Commencement Date, the first anniversary of the Commencement Date, the second anniversary of the Commencement Date and the third anniversary of the Commencement Date, with the number of Shares vested in each installment subject to any downward adjustments that the Company may make at its sole discretion;

“Type V Vesting Schedule”	means a Vesting Schedule according to which, the commencement date of the vesting of the Shares comprised in the Option shall be a date to be determined at the sole discretion of the Company and the total vesting period shall be at least forty eight (48) months.

“$” and “cents”	means U. S. dollars and cents respectively; and

“Vesting Schedule”	means in relation to an Option, a schedule for the vesting of Shares comprised in the Option during the Option Period to be determined by the Board on the date of grant of that Option, including Type I Vesting Schedule, Type II Vesting Schedule, Type III Vesting Schedule, Type IV Vesting Schedule, Type V Vesting Schedule and other vesting schedules as may be otherwise determined by the Board.

(b)

Section headings are inserted for convenience of reference only and shall be ignored in the interpretation of the Plan. Unless the context otherwise requires, references to Sections are to Sections of the Plan. The singular includes the plural and vice versa and references to one gender shall include all genders.

2.	DURATION AND ADMINISTRATION

(a)

The Plan shall be subject to the administration of the Board whose decision as to all matters arising in relation to the Plan or its interpretation or effect (except as otherwise provided herein) shall be final and binding on all parties.

(b)

Subject to Section 13, the Plan shall be valid and effective for a period of ten (10) years commencing on the Adoption Date, after which period no further Options will be issued but the provisions of this Plan shall remain in full force and effect in all other respects.

3.	OPTIONS

(a)

The Board shall, in accordance with the provisions of the Plan, be entitled at any time following the Adoption Date and before the tenth (10th) anniversary of the Adoption Date, to offer to grant an Option to any Eligible Employee which the Board may in its absolute discretion select and subject to such conditions as they may think fit.

(b)

The award of an Option shall be evidenced by a letter in substantially the form set out in Exhibit A (the “Award Letter”), subject to such modification as the Board may from time to time determine, duly signed by the Company and the Grantee. Simultaneously with the execution of the Award Letter, the Grantee shall pay US$1.00 to the Company in cash or by way of wire transfer of immediately available fund to an account designated by the Company, as the consideration for the grant of such Option by the Company to him. Such remittance shall in no circumstances be refundable.

(c)

An Option shall be personal to the Grantee and shall not be assignable and no Grantee shall in any way sell, transfer, charge, mortgage, encumber or create any interest (legal or beneficial) in favor of any third party over or in relation to any Option or attempt so to do, except with the prior written consent of the Board from time to time. Any breach of the foregoing shall entitle the Company to cancel any outstanding Option or any part thereof granted to such Grantee.

4.	EXERCISE PRICE

The Exercise Price in relation to each Option offered to an Eligible Employee shall be determined by the Board in its absolute discretion but in any event shall not be less than the par value of the Share; provided that, the Exercise Price in relation to each Option offered to an Eligible Employee who is subject to taxation under the Code shall be no less than the Fair Market Value of the Share on the date of grant as determined by the Board in good faith taking into account the requirements of Section 409A of the Code and the regulations thereunder.

5.	EXERCISE OF OPTIONS

(a)

Subject to Section 5(b) below, an Option shall be exercised in whole or in part by the Grantee (or by his or her legal personal representatives) giving notice in writing to the Company in substantially the form set out in Exhibit B stating that the Option is thereby exercised and the number of Shares in respect of which it is exercised. Each such notice must be accompanied by a remittance for the full amount of the Exercise Price for the Shares in respect of which the notice is given. Within thirty (30) days after receipt of the notice and the remittance and, where appropriate, receipt of the Auditors’ certificate pursuant to Section 8, the Company shall allot and issue the relevant Shares to the Grantee (or to his or her legal personal representatives) credited as fully paid with effect from (but excluding) the relevant exercise date and issue to the Grantee (or to his or her legal personal representatives) certificates in respect of the Shares so allotted.

(b)

Subject as hereinafter provided, an Option shall not be exercisable prior to the one hundred and eightieth (180th) day after the completion of an initial public offering of the securities of the Company. An Option may be exercised by the Grantee at any time or times following the one hundred and eightieth (180th) day after the completion of an initial public offering of the securities of the Company during the Option Period and in accordance with the Vesting Schedule applicable to the Option, provided that:

(i)

in the event that the Grantee ceases to be an Eligible Employee for any reason other than his or her death or the termination of his or her employment on one or more of the grounds specified in Section 6(d) of the Plan, the Grantee may exercise any portion of the Option that has vested at the date of such cessation (to the extent not already exercised and which date shall be the last actual working day with the Company or the relevant Subsidiary whether salary is paid in lieu of notice or not), on any date within ninety (90) days following the later of (x) the date of such cessation and (y) the one hundred and eightieth (180th) day after the completion of an initial public offering of the securities of the Company;

(ii)

in the event that the Grantee ceases to be an Eligible Employee by reason of death and none of the events which would have been a ground for termination of his or her employment under Section 6(d) of the Plan exists, the legal representative(s) and/or estate of the Grantee shall be entitled to exercise any portion of the Option that has vested in full (to the extent not already exercised) on the later of (x) any date within six (6) months from the date of death (or such longer period as the Board may determine) and (y) any date within ninety (90) days following the one hundred and eightieth (180th) days after the completion of an initial public offering of the securities of the Company;

(iii)

if a general offer is made to all the holders of Shares (or all such holders other than the offeror and/or any person controlled by the offeror and/or any person acting in association or in concert with the offeror) and such offer becomes or is declared unconditional during the Option Period of the relevant Option, the Grantee (or his or her legal personal representatives) may exercise the Options that have vested in full (to the extent not already exercised) within fifteen (15) days after the date on which the offer becomes or is declared unconditional;

(iv)

in the event a notice is given by the Company to its shareholders to convene a shareholders’ meeting for the purpose of considering and, if thought fit, approving a resolution to voluntarily wind-up the Company, the Company shall forthwith give notice thereof to the Grantee and the Grantee (or his or her legal personal representatives) may by notice in writing to the Company accompanied by a remittance of the full amount of the Exercise Price in respect of which the notice is given (such notice to be received by the Company not later than five (5) business days prior to the proposed shareholders’ meeting) exercise the Option that have vested (to the extent not already exercised) either to its full extent or to the extent specified in such notice and the Company shall as soon as possible and in any event no later than the day immediately prior to the date of the proposed shareholders’ meeting, allot and issue such number of Shares to the Grantee which falls to be issued on such exercise of the Option; and

(v)

notwithstanding anything to the contrary, in the event the Board determines that the exercise of any Option by any Grantee (a) may be prohibited or subject to approval and/or registration requirements under applicable PRC laws, including without limitation, SAFE Circular 37, or (b) could subject the Company and/or its Subsidiaries to regulatory restrictions under applicable PRC laws, including without limitation, SAFE Circular 37, such Grantee shall have no right to exercise any Options without the prior written consent of the Board.

(c)	The Shares to be allotted upon the exercise of an Option will be subject to:

(i)

all the provisions of the memorandum and articles of association of the Company for the time being in force and will rank pari passu with the fully paid Shares in issue on the relevant exercise date of an Option in respect of transfer and other rights including those arising on a liquidation of the Company and rights in respect of any dividend or other distributions paid or made after the relevant exercise date of an Option other than any dividend or other distributions previously declared or recommended or resolved to be paid or made if the record date therefor shall be on or before the relevant exercise date; and

(ii)

the same restrictions and obligations as those imposed on the Founder and/or the Shares held by the Founder set forth in the Shareholders Agreement, including but not limited to Sections 4 and 5 thereof.

(d)

Concurrently with the exercise of an Option, the Grantee shall execute and deliver to the Company a voting proxy under which the Grantee shall irrevocably and unconditionally appoint the Founder with full power of substitution as the Grantee’s true and lawful attorney and irrevocable proxy, to vote each of the Shares allotted to him upon such exercise, for and in the Grantee’s name,, at every meeting of the shareholders of the Company or any adjournment thereof or in connection with any written consent of the Company’s shareholders. Such voting proxy shall specify that the foregoing attorney and proxy shall be irrevocable and coupled with an interest and shall revoke any proxies previously granted by the Grantee with respect to the Shares, if any.

(e)

In the event that the Grantee (i) has ceased to be an Eligible Employee of the Company or of any Subsidiary by the termination of his or her employment for any reason, or (ii) the Grantee has breached this Plan or any exhibit hereof in any material respect, the Company shall have the right (but not obligation) to, at any time and from time to time, repurchase from the Grantee (x) all or any part of the Shares allotted to him upon the exercise of an Option at the fair market value of the Shares at the time of the repurchase as determined by the Board in good faith; and (y) all vested but unexercised Options held by him at a price equivalent to the difference between the total Exercise Prices for the underlying Shares comprised in such vested but unexercised Options and the fair market value of such underlying Shares at the time of the repurchase as determined by the Board in good faith. If the Company exercise its repurchase right in accordance with the preceding sentence, a Grantee who ceased to be an Eligible Employee of the Company or any Subsidiarity by the termination of his or her employment for any reason other than on one or more of the grounds specified in Section 6(d) may elect not to be repurchased of all or any part of the vested but unexercised Options held by him by issuing written notice to the Company of his election, under which circumstance, the Grantee may exercise such vested but unexercised Options in accordance with Section 5(b)(i).

(f)

Without prejudice to any other provision herein, in the event that the Grantee has ceased to be an Eligible Employee of the Company or of any Subsidiary by the termination of his or her employment for any reason, any unvested part of the Option shall automatically be cancelled and cease vesting.

(g)

Notwithstanding anything to the contrary herein, if any Grantee is in breach of any confidentiality, non-compete and non-solicitation obligation that such Grantee owes to any Group Company under relevant employment agreements, confidentiality and intellectual property rights assignments agreements, non-compete and non-solicitation agreement in any material respect after his termination of employment with such Group Company, all the vested but unexercised Options held by such Grantee shall automatically lapse, and the Company shall have the right to, at any time and from time to time, repurchase from the Grantee all or any part of the Shares allotted to such Grantee upon the exercise of an Option at US$1 or such other lowest price as permitted by law. The Company may give notice in writing to such Grantee declaring the lapse of the unexercised Options, and/or requesting the repurchase of his/her Shares. The Grantee shall use his/her best efforts to cooperate with the Company and complete the Company’s repurchase of such Shares as soon as practice and in any event within ten (10) days after his/her receipt of such notice.

6.	EXPIRATION OF OPTION

An Option, (i) if vested, shall automatically lapse (to the extent not already exercised), or (ii) if unvested, shall automatically be cancelled and cease vesting, in each case on the earliest of:

(a)	subject to Section 5(b), the Expiration Date relevant to that Option;

(b)	the expiration of any of the periods referred to in Section 5(b)(i), (ii), (iii) or (iv);

(c)	subject to Section 5(b)(iv), the date of commencement of the winding-up of the Company;

(d)

the date on which the Grantee ceases to be an Eligible Employee of the Company or of any Subsidiary by the termination of his or her employment on the grounds that he or she (i) has been guilty of serious misconduct, or (ii) has committed any act of bankruptcy or has become insolvent or has made arrangements or composition with his or her creditors generally, or (iii) has been convicted of any criminal offence involving his or her integrity or honesty, or (iv) has breached any employment agreement, proprietary information agreement, intellectual property assignment agreement or non-competition agreement, or any other agreements entered by and between such Grantee and the Company or relevant Subsidiary, (v) or (if so determined by the Board) on any other ground on which an employer would be entitled to terminate his or her employment pursuant to any applicable law or under the Grantee’s service contract with the Company or the relevant Subsidiary. A resolution of the Board to the effect that the employment of a Grantee has or has not been terminated on one or more of the grounds specified in this Section 6(d) shall be conclusive; or

(e)	the date on which the Board shall exercise the Company’s right to cancel the Option at any time after the Grantee commits a breach of Section 3(c).

7.	MAXIMUM NUMBER OF SHARES AVAILABLE FOR SUBSCRIPTION

(a)	The maximum number of Shares in respect of which Options may be granted under the Plan shall be 59,899,375.

(b)

The maximum number of Shares referred to in Section 7(a) shall be adjusted, in such manner as the Auditors shall certify to be appropriate, fair and reasonable in the event of any alteration in the capital structure of the Company in accordance with Section 8 below whether by way of capitalization of profits or reserves, rights issue, consolidation, reclassification, reconstruction, subdivision or reduction of the share capital of the Company.

8.	CAPITAL RESTRUCTURING

In the event of any alteration in the capital structure of the Company when any Option remains exercisable, whether by way of capitalization of profits or reserves, rights issue, consolidation, reclassification, reconstruction, subdivision or reduction of the share capital of the Company or otherwise, such corresponding alterations (if any) shall be made (except on an issue of securities of the Company as consideration in a transaction which shall not be regarded as a circumstance requiring alteration or adjustment, as determined by the Board) in:

(a)	the number of Shares subject to any Option so far as such Option or any part thereof remains unexercised; and/or

(b)	the Exercise Price; and/or

(c)	the method of exercise of the Option;

as the Auditors shall certify in writing to the Board to be in their opinion fair and reasonable, provided that any such alterations shall be made on the basis that a Grantee shall have the same proportion of the equity capital of the Company as that to which he or she was entitled to subscribe had he or she exercised all the Options held by him or her immediately before such adjustments and the aggregate Exercise Price payable by a Grantee on the full exercise of any Option shall remain as nearly as possible the same as (but shall not be greater than) it was before such event and that no such alterations shall be made the effect of which would be to enable a Share to be issued at less than its nominal value. Any adjustment to, or assumption or substitution of, an Option under this Section 8 shall be intended to comply with the requirements of Section 409A of the Code and Treasury Regulation §1.424-1 (and any amendments thereto), to the extent applicable to a Grantee. The capacity of the Auditors in this Section 8 is that of experts and not of arbitrators and their certification shall be final and binding on the Company and the Grantees.

9.	EFFECT OF COVERED TRANSACTION

Except as may otherwise be provided in any Award Letter or any other written agreement entered into by and between the Company and a Grantee, if a Covered Transaction occurs and a Grantee’s Options are not converted, assumed, or replaced by an acquiring or surviving entity, such Options shall become fully exercisable and all forfeiture restrictions on such Option shall lapse; provided that, upon, or in anticipation of, a Covered Transaction, the Board may in its sole discretion determine to take one or more of the following actions, provided that with respect to any Grantee that is subject to taxation under the Code, such action(s) shall be taken in a manner consistent with the requirements of Section 409A of the Code, to the extent applicable to such Grantee:

(a)

Assumption or Substitution. If the Covered Transaction is one in which there is an acquiring or surviving entity, the Board may (but, for the avoidance of doubt, need not) provide (i) for the assumption or continuation of some or all outstanding Options or any portion thereof or (ii) for the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.

(b)

Cash-Out of Options. Subject to Section 9(d) below, the Board may (but, for the avoidance of doubt, need not) provide for payment (a “Cash-Out”), with respect to some or all Options or any portion thereof, equal in the case of the affected Options or portion thereof to the excess, if any, of (A) the fair market value of one Share (as determined by the Board in good faith and in its reasonable discretion) times the number of Shares subject to the Options or such portion, over (B) the aggregate exercise or purchase price, if any, under the Options or such portion, on such payment terms and other terms, and subject to such conditions, as the Board determines.

(c)

Acceleration of Certain Awards. Subject to Section 9(d) below, the Board may (but, for the avoidance of doubt, need not) provide that any Option will become exercisable, in full or in part on a basis that gives the Grantee thereof a reasonable opportunity, as determined by the Board, following exercise of the Option, to participate as a shareholder in the Covered Transaction.

(d)

Additional Limitations. Any Share and any cash or other property delivered pursuant to Section 9(b) or Section 9(c) above with respect to an Option may, in the discretion of the Board, contain such restrictions, if any, as the Board deems appropriate to reflect any performance or other vesting conditions to which the Option was subject and that did not lapse (and were not satisfied) in connection with the Covered Transaction. For purposes of the immediately preceding sentence, a Cash-Out under Section 9(b) above or acceleration under the leading paragraph of this Section 9 or Section 9(c) above will not, in and of itself, be treated as the lapsing (or satisfaction) of a performance or other vesting condition.

10.	SHARE CAPITAL

The exercise of any Option shall be subject to the members of the Company in general meeting approving any necessary increase in the authorized share capital of the Company. Subject thereto, the Board shall make available sufficient authorized but unissued share capital of the Company to meet subsisting requirements for the exercise of Options.

11.	DISPUTES

Any dispute arising in connection with the Plan (whether as to the number of Shares the subject of an Option, the amount of the Exercise Price or otherwise) shall be referred to the decision of the Auditors who shall act as experts and not as arbitrators and whose decision shall, in the absence of manifest error, be final and conclusive and binding on all persons who may be affected thereby.

12.	ALTERATION OF THE PLAN

(a)

Subject to Section 12(b), the Plan and the terms and conditions of any outstanding Option may be altered in any respect by resolution of the Board in accordance with the Shareholders Agreement and the memorandum and articles of association of the Company for the time being in force; provided that no such alteration shall operate to affect adversely the terms of issue of any Option granted prior to such alteration except with the consent or sanction of such number of Grantees as shall together hold Options in respect of not less than one half in nominal value of all Shares then subject to Options granted under the Plan; provided, further, that such alteration does not subject the Option to Section 409A of the Code without the consent of the Grantee thereof.

(b)

In the event that the shares of the Company are listed, or proposed to be listed, on an internationally recognized stock exchange, the Plan may be altered by resolution of the Board as reasonably required to consummate the listing or as necessary for the Plan to comply with the listing rules of the relevant exchange.

13.	TERMINATION

The Company, by ordinary resolution of the shareholders in general meeting or resolution of the Board, may at any time terminate the operation of the Plan and in such event no further Options will be offered but in all other respects the provisions of the Plan shall remain in force and Options granted prior to such termination shall continue to be valid and exercisable in accordance with the Plan.

14.	GENERAL

(a)	The Company shall bear the costs of establishing and administering the Plan.

(b)

Any notices, documents or other communication between the Company and a Grantee shall be in writing and may be given by sending it by prepaid post or by personal delivery to, in the case of the Company, 2/F, Yinzuojiuhao Plaza, Number 9 Xiaoying, Chaoyang District, Beijing, PR.China or as notified to the Grantees from time to time and, in the case of the Grantee, his or her address as notified to the Company from time to time.

(c)	Any notice or other communication served:

(i)	by the Company shall be deemed to have been served 48 hours after the same was put in the post or if delivered by hand, when delivered; and

(ii)	by the Grantee shall not be deemed to have been received until the same shall have been received by the Company.

(d)

All allotments and issues of Shares pursuant to the Plan shall be subject to any necessary consent, registration and approval under the relevant laws and regulations for the time being in China or any other jurisdiction, as the case maybe, including but not limited to any registration required by the foreign exchange authority in China, and shall be conditional upon the full satisfaction by the Grantee of all applicable tax requirements. A Grantee shall be responsible for obtaining any governmental or other official consent that may be required by any country or jurisdiction for or in connection with the grant or exercise of an Option. The Company shall not be responsible for any failure by a Grantee to obtain any such consent or for any tax or other liability to which a Grantee may become subject as a result of his or her participation in the Plan.

(e)

The Plan shall not confer on any person any legal or equitable rights (other than those constituting the Options themselves) against the Company directly or indirectly or give rise to any cause of action at law or in equity against the Company. Participation in this Plan by a Grantee shall be a matter entirely separate from any pension right or entitlement he or she may have and from his or her terms or conditions of employment. In particular (but without limiting the generality of the foregoing) any Eligible Employee or Grantee who leaves employment by the Company or Subsidiary for any reason whatsoever shall not be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under this Plan which he or she might otherwise have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or breach of contract or by way of compensation for loss of office or otherwise howsoever.

15.	GOVERNING LAW

The Plan and all Options granted hereunder shall be governed by and construed in accordance with the laws of Hong Kong.

EXHIBIT A

FIFTH AMENDED AND RESTATED 2015 SHARE OPTION PLAN OF 17 EDUCATION

& TECHNOLOGY GROUP INC.

AWARD LETTER

[Employee’s Name and Position]	PRIVATE AND CONFIDENTIAL

[Employee’s Address]

[Date]

Dear [Employee’s Name]

The Board of Directors of 17 Education & Technology Group Inc. (the “Company”) would like to invite you to participate in the Company’s Fifth Amended and Restated 2015 Share Option Plan (the “Plan”), the form of which is enclosed herewith for your reference. The terms used in this letter shall have the same meaning given to them in the Plan.

Accordingly, an offer is hereby made to grant you an Option, in consideration of the payment by you of a sum of US$1.00, to subscribe for and be allotted [            ] ordinary shares, par value US$0.0001 each, of the Company at the price of US$[            ] per ordinary share (the “Exercise Price”). The Option shall be subject to the terms and conditions of this Award Letter and the Plan (as the same may be amended from time to time pursuant to the terms and conditions of the Plan), a copy of which is enclosed herewith.

The Option Period shall be ten (10) years and the Option may be exercised during the Option Period in accordance with the following Vesting Schedule:

[To insert the applicable vesting schedule according to Type I Vesting Schedule, Type II Vesting Schedule, Type III Vesting Schedule, Type IV Vesting Schedule, Type V Vesting Schedule or other vesting schedule as may be otherwise determined by the Board]

During any authorized leave of absence, the vesting of the Shares shall be suspended after the leave of absence exceeds a period of ninety (90) days. Vesting of the Shares shall resume upon the termination of such leave of absence and your return to continuous service. The Vesting Schedule of the Shares shall be extended at such time by the length of the suspension.

In the event that your status changes from employee or director to consultant, the vesting of the Shares shall continue only to the extent determined by the Board as of such change in status.

The Option is personal to you and may not be sold, mortgaged, transferred, charged, assigned, pledged or otherwise disposed of or encumbered in whole or in part or any way whatsoever, except with the prior written consent of the Board.

By executing this Award Letter, you have (i) agreed to be bound by the terms and conditions hereof and of the Plan enclosed herewith, (ii) confirmed that your holding of the Option will not result in the contravention of any applicable law or regulation in relation to the ownership of shares in the Company or options to subscribe for such shares, (iii) acknowledged that the Company has not made any representation or warranty or given you any expectation of employment or continued employment to induce you to accept the award and that the terms of the Plan, and this Award Letter constitute the entire agreement between you and the Company relating to the offer, (iv) agreed to keep all information pertaining to the grant of the Option to you confidential, (v) acknowledged that any action taken or decision made by the Company, the Board, or its delegates arising out of or in connection with the construction, administration, interpretation or effect of the Plan or this Award Letter shall lie within its sole and absolute discretion, as the case may be, and shall be final, conclusive and binding on you, (vi) indicated acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or its delegates, (vii) acknowledged and agreed that your rights hereunder, including the right to be issued Shares upon exercise, are subject to your obtaining of all necessary consent, registration and approval under applicable laws and regulations, including but not limited to any registration required by the foreign exchange authority in China, (viii) acknowledged and agreed that your rights hereunder, including the right to be issued Shares upon exercise, are subject to your prompt payment of all required tax, and that in the event the Company is subject to any applicable legal requirements with respect to tax withholding, you should promptly pay to the Company in cash all such taxes required to be withheld and (ix) agreed that, if applicable and upon request by the Company or the underwriters managing the initial public offering of the Company’s securities, you shall duly execute and deliver any market stand-off agreement, lock-up agreement and/or other similar document(s) containing standard terms and conditions consistent with market practice, in relation to the restrictions on transfer or disposition of any securities of the Company beneficially owned by you at the time of the initial public offering of the Company.

Please note that, (i) this Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (ii) the grant of the options under the Plan is a one-time benefit which does not create any contractual or other right to receive future grants of options, or benefits in lieu of options; (iii) all determinations with respect to any such future grants, including, but not limited to, the times when rights shall be granted, the exercise price, and the time or times when each right shall be exercisable, will be at the sole discretion of the Company; (iv) your participation in the Plan is voluntary; (v) the value of the option is an extraordinary item of compensation which is outside the scope of your employment contract, if any; (vi) the option is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (vii) except as may be otherwise explicitly provided in the Plan (including pursuant to Section 5(b) and/or Section 5(e) of the Plan), the Option shall not be exercisable prior to the one hundred and eightieth (180th) day after the completion of an initial public offering of the securities of the Company. The Option may be exercised by the Grantee at any time or times following the one hundred and eightieth (180th) day after the completion of an initial public offering of the securities of the Company during the Option Period and in accordance with the Vesting Schedule applicable to the Option, provided that:(1) in the event that the Grantee ceases to be an Eligible Employee for any reason other than his or her death or the termination of his or her employment on one or more of the grounds specified in Section 6(d) of the Plan, the Grantee may exercise any portion of the Option that has vested at the date of such cessation (to the extent not already exercised and which date shall be the last actual working day with the Company or the relevant Subsidiary whether salary is paid in lieu of notice or not), on any date within ninety (90) days following the later of (x) the date of such cessation and (y) the one hundred and eightieth (180th) day after the completion of an initial public offering of the securities of the Company and (2) in the event that the Grantee ceases to be an Eligible Employee by reason of death and none of the events which would have been a ground for termination of his or her employment under Section 6(d) of the Plan exists, the legal representative(s) and/or estate of the Grantee shall be entitled to exercise any portion of the Option that has vested in full (to the extent not already exercised) on the later of (x) any date within six (6) months from the date of death (or such longer period as the Board may determine) and (y) any date within ninety (90) days following the one hundred and eightieth (180th) days after the completion of an initial public offering of the securities of the Company; (viii) the future value of the Shares purchased under the Plan is unknown and cannot be predicted with certainty; and (ix) if the underlying shares do not increase in value, the option will have no value.

By executing this Award Letter, you have consented to the collection, use and transfer of personal data as described in this paragraph. It is understood that the Company and its Subsidiaries hold certain personal information about you, including but not limited to your name, home address and telephone number, date of birth, Passport/Identity Card Number, salary, nationality, job title, any Shares or directorships held in the Company, details of all options or any other entitlement to Shares awarded, cancelled, exercised, vested, unvested or outstanding in your favor, for the purpose of managing and administering the Plan (“Data”). You further acknowledge and consent that the Company and/or its Subsidiaries may transfer such Data amongst themselves for purposes of implementation, administration and management of my participation in the Plan, and that the Company and/or any of its subsidiaries may each further transfer such Data to any third parties assisting the Company in the implementation, administration and management of the Plan and who has a duty of confidentiality to the Company. These recipients may be located locally or overseas. By executing this Award Letter, you have authorized them to receive, possess, use, retain and transfer the Data, in electronic or other form, for purpose of implementing, administering and managing your participation in the Plan, as may be required for the administration of the Plan and/or the subsequent holding of Shares on your behalf. You may, at any time, view such Data, require any necessary amendments to it or withdraw the consent herein in writing by contacting [NAME OF CONTACT PERSON] at [ADDRESS]. It is understood that if you withdraw the consent herein the Company may terminate your participation in the Plan.

Yours faithfully

For and on behalf of

17 Education & Technology Group Inc.

By:

Name:	Liu Chang
Title:	CEO

Agreed, accepted and acknowledged by the undersigned on the date first written above:

By:
Name:
ID No.:

EXHIBIT B

FIFTH AMENDED AND RESTATED 2015 SHARE OPTION PLAN OF 17 EDUCATION

& TECHNOLOGY GROUP INC.

NOTICE OF EXERCISE

[*]

[ADDRESS]

Attn: [                            ]

I                                                                                                               (Name),                                                              (Title) of                                                                                                               (Address) hereby exercise [all ] [part] of my Option in the Company’s Fifth Amended and Restated 2015 Share Option Plan and enclose my remittance for shares in [                        ] as follows:

Number of Shares subject to Option subscribed for:	[____________]

Subscription Price: (per share)	US$[ ]

Total Remittance:	US$[ ]

Signature of Option holder	Date

B-1